New York, United States Ontario, Canada Franklin Lakes, United States Hamilton, Bermuda Miami, United States Santiago, Chile London, England Dubai, United Arab Emirates Republic of Singapore Dublin, Ireland Boston, United States Sydney, Australia Labuan, Malaysia Zurich, Switzerland INVESTOR PRESENTATION – SECOND QUARTER 2015 Validus Holdings, Ltd.

2 This presentation may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus Holdings, Ltd.’s (“Validus” or the “Company”) risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Cautionary Note Regarding Forward-looking Statements

3 • Since commencing operations in late 2005, Validus has developed a global re/insurance platform consisting of Bermuda reinsurance, Lloyd’s of London, third party reinsurance asset management and U.S. specialty insurance • Business plan since formation has been to focus on short-tail lines with strategic diversification into select longer-tail classes • Maintained a focus on underwriting profits in conjunction with a strong balance sheet • Profitable in every year of operation, 2006 through 2014 • Delivered outstanding financial results since 2007 IPO as measured by growth in diluted book value per diluted share plus accumulated dividends • Active capital management, returning $3.40 billion to investors through repurchases and dividends from Validus’ 2007 IPO through July 27, 2015 Validus – Key Accomplishments

4 Validus – Four Diversified Yet Complementary Businesses • U.S. based specialty property and casualty underwriter • Focused on U.S. Excess and Surplus Lines • Pioneer in the binding authority business • 12% of Pro Forma 2014 GPW • Bermuda based investment adviser • Focused on managing capital for third parties and Validus in ILS and other property catastrophe reinsurance investments • 4% of Pro Forma 2014 GPW • The 11th largest Syndicate at Lloyd’s of London • Focused on short tail specialty lines in the Lloyd’s of London market • Market leader in War and Terror and Energy and Marine Classes • 42% of Pro Forma 2014 GPW • Bermuda based reinsurer • Focused on short tail lines of reinsurance, including property cat • Specializing in Property CAT XOL, Marine, and Agriculture • 42% of Pro Forma 2014 GPW Validus Research – Provides Analytical Support Across All Platforms 1) Lloyd’s Syndicate size is measured by gross premium written (“GPW”), as taken from Lloyd’s 2014 Reports and Accounts.

5 12.3% Compound Annual Growth in Diluted BVPS Plus Accumulated Dividends from Company Formation Through June 30, 2015 Growth in Book Value Per Diluted Share Plus Accumulated Dividends 16.93 19.73 24.00 23.78 29.68 32.98 32.28 35.22 36.23 39.66 41.43 0.80 1.60 2.48 3.48 4.48 7.68 8.88 9.52 16.93 19.73 24.00 24.58 31.28 35.46 35.76 39.70 43.91 48.54 50.95 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Diluted BVPS Cumulative Dividends Diluted BVPS plus Accumulated Dividends

6 1) Source: SNL Financial. 2) VR starting point is Pro Forma diluted BVPS at September 30, 2007 of $20.89 as disclosed in the VR IPO Prospectus. 3) Book value per diluted share calculation includes impact of quarterly and special dividends. From VR IPO Through June 30, 2015 Compound Growth in Book Value per Diluted Share Versus Peers 16.5% 14.7% 13.2% 11.9% 11.8% 11.4% 11.0% 10.9% 9.4% 6.3% 0.0% 5.0% 10.0% 15.0% 20.0% AWH ACGL RNR PRE VR ENH AXS RE AHL AGII

7 Validus Common Shareholders’ Equity vs. Selected Peers 1) Source: SNL Financial. Peer Comparison – Q2 2015 Common Shareholders’ Equity in $US Billions 7.7 6.2 5.8 5.3 4.4 3.7 3.6 2.9 2.8 1.7 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 RE PRE ACGL AXS RNR VR AWH ENH AHL AGII

8 1) Source: SNL Financial. 2) Peer group includes; AWH, ACGL, AGII, AHL, AXS, ENH, PRE, RE and RNR. 3) Starting point of chart is January 1, 2007. From VR IPO Through June 30, 2015 Validus Stock Total Return Versus Peers and S&P 500 -50.0% -25.0% 0.0% 25.0% 50.0% 75.0% 100.0% 125.0% 150.0% 175.0% 2007 2008 2009 2010 2011 2012 2013 2014 Q2 2015 Validus Peers S&P 500

9 Validus Mix of Business Last 12 Months Gross Premium Written - $2.6 Billion, Pro Forma for Western World 1) $2.6 billion consolidated gross premiums written is calculated using three quarters of reported Western World gross premium written and Q3 2014 pro forma Western World gross premium written and is net of $44.9 million of intersegment eliminations. 2) On October 2, 2014, the Company acquired all of the outstanding capital stock of Western World Insurance Group, Inc. ("Western World"), a specialty lines insurance company. Western World results have been included in the Company's consolidated results from October 2, 2014. By Operating SegmentBy Class of Business Specialty 30% Property Cat XOL 23% Marine 20% Other Property 18% Liability 9% Validus Re 42% Talbot 40% Western World 11% AlphaCat 7%

10 Validus - Adapting to Market Demand 1) 2006 was the first full year of operations for Validus. 2) GPW for 2006 and 2014 is for the full year. 3) Managed reinsurance is premiums managed by AlphaCat for Validus and third parties. Growth and Diversification in VR’s Business Since Inception Reinsurance 100% Validus 2006 GPW $540.8 million Validus 2014 GPW $2,363.3 million • Significant growth in GPW through acquisitions of: – 2007 – Talbot – 2009 – 2012: IPCRe, Flagstone, Longhorn Re – 2014 – Western World • Improved portfolio balance in insurance through Talbot and Western World acquisitions • AlphaCat established in 2008 to capitalize on the insurance linked securities market • Access to multiple sources of capital to respond to business opportunities as presented Reinsurance 51% Insurance 43% Managed Reinsurance 6%

11 Insurance Underwriting Income – Validus vs. Bermuda Peers 1) Source: SEC filings and other public disclosures. 2) Underwriting income above assumes that all Lloyd’s underwriting income is insurance. 3) AGII and PRE are excluded as they do not disclose underwriting income as insurance / reinsurance. Insurance Underwriting Income in $US Millions: 2012 - 2014 314.1 247.4 228.9 81.9 43.8 13.1 (25.0) (155.2) (264.4)-$300.0 -$200.0 -$100.0 $0.0 $100.0 $200.0 $300.0 $400.0 VR AWH AXS ACGL MRH AHL RNR ENH RE

12 Validus – Growth and Diversification Net Premiums Written in $US Millions – 2006 to Q2 2015 1) 2014 net premiums written are calculated using full year pro forma Western World data. 477.1 633.3 624.8 672.6 1,038.1 963.8 987.4 1,016.3 954.9 876.0 285.2 613.5 715.7 723.0 795.9 850.0 865.8 909.6 434.8 75.7 21.6 146.5 130.8 162.1 292.9 127.8 $0.0 $500.0 $1,000.0 $1,500.0 $2,000.0 2006 2007 2008 2009 2010 2011 2012 2013 2014 YTD 2015 Validus Re Talbot AlphaCat Western World

13 10.9% year over year increase in gross premiums written (Increase of 46.4% at AlphaCat and a decrease of 1.5% at Validus Re and 7.8% at Talbot) 7.0% ROAE and 10.7% net operating ROAE 1) Validus diluted book value per share, operating income, operating EPS, managed gross premiums written and operating ROAE are non-GAAP financial measures. Please refer to notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 2) ROAE and net operating ROAE calculations are annualized. 80.7% combined ratio (71.2% at Validus Re, 19.5% at AlphaCat, 88.7% at Talbot and 101.1% as Western World) Net income available to Validus of $64.0 million and diluted EPS of $0.73 Book value per diluted share of $41.43 1.2% growth (including dividends) in Q2 2015 Q2 2015 Financial Results Net operating income available to Validus of $98.3 million and diluted operating EPS of $1.13

14 Validus Reinsurance Highlights Gross Premium Written - $1.2 Billion last 12 months to June 30, 2015 Net Operating Income in $US Millions 1) Validus Re financial reporting based on reporting of the Validus Re segment which does not include AlphaCat. Property Cat XOL 37% Marine 15% Other Specialty 13% Agriculture 24% Other Property 11% 362.3 192.5 506.3 332.7 100.9 307.4 508.9 452.4 182.7 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 2007 2008 2009 2010 2011 2012 2013 2014 YTD 2015

15 AlphaCat Highlights $2.1 Billion in Assets Under Management as at July 1, 2015 Net Operating Income in $US Millions 1) AlphaCat financial information based on reporting of the AlphaCat segment. 2) Net operating income excludes non-controlling interest. 3) AlphaCat began operations in 2008, and became a stand alone segment in 2012. • Secured $224 million of newly raised capital for deployment during Q2 2015: – $206 million for AlphaCat ILS Funds • Reported an accident year combined ratio of 19.9% • Generated third party management fee revenue of $8.9 million Year to date 2015 Performance 26.2 43.1 45.2 38.6 10.3 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 2011 2012 2013 2014 YTD 2015

16 Talbot Highlights Gross Premium Written - $1.1 Billion last 12 months ended June 30, 2015 Net Operating Income in $US Millions 1) Talbot financial information based on reporting of the Talbot segment. 2) Energy is Downstream Energy and Power. Marine 34% Property 21% War 18% Energy 10% Aviation 9% Fin. Lines 4% Other 4% 77.6 49.1 98.1 95.4 35.2 104.2 186.5 125.0 88.6 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 2007 2008 2009 2010 2011 2012 2013 2014 YTD 2015

17 What Western World Brings to Validus • Excellent Track Record and Market Reputation in the Specialty U.S. Insurance Market – 50 consecutive years of increased shareholders’ equity – Pioneer and leader in the small and medium enterprise (“SME”) excess and surplus (“E&S”) lines specialty U.S. insurance market • Platform and Distribution – Established position in multiple distribution channels – Superior technology capabilities (“Western World Integrated Platform” or “WWIP”) – Admitted and non-admitted licenses • Experienced Management Team with Complementary Competencies – Deep understanding of target markets and proven ability to navigate market cycles – Established and proven underwriting and claims functions • Business Compatibility and Meaningful Opportunity to Expand the Current Platform – Clean balance sheet with full operational capabilities in the U.S. insurance market – Excellent positioning to introduce Validus Re/Talbot short tail products – speed to market 1) On October 2, 2014, the Company acquired all of the outstanding capital stock of Western World Insurance Group, Inc. ("Western World"), a specialty lines insurance company. Western World results have been included in the Company's consolidated results from October 2, 2014.

18 Western World Highlights – Year to date 2015 Gross Premium Written - $136.5 Million Six months ended June 30, 2015 Western World Highlights Six months ended June 30, 2015 • Gross premiums written – $136.5 million • Net premiums earned - $133.0 million • Net operating income - $12.9 million • Loss ratio – 73.1% • Combined ratio – 99.0% 1) On October 2, 2014, the Company acquired all of the outstanding capital stock of Western World Insurance Group, Inc. ("Western World"), a specialty lines insurance company. Western World results have been included in the Company's consolidated results from October 2, 2014. 2) Western World financial information based on reporting of the Western World segment. Property 19% Liability 81%

19 Estimated Exposures to Peak Zone Property Catastrophe Losses (Expressed in thousands of U.S. Dollars) Probable Maximum Losses by Zone and Peril Consolidated (Validus Re and Talbot) Estimated Net Loss Zones Perils 20 year return period 50 year return period 100 year return period 250 year return period Validus Re Net Maximum Zonal Aggregate United States Hurricane 291,285 450,388 686,877 989,433 2,004,012 California Earthquake 73,961 215,113 328,566 421,186 1,576,690 Europe Windstorm 112,074 255,178 353,488 467,561 1,479,348 Japan Earthquake 112,629 165,746 198,017 271,008 732,953 Japan Typhoon 45,250 125,896 209,186 286,052 686,556 1:100 year PML equal to 15.5% of quarter end capital, 18.8% of shareholders’ equity 1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 2) 1:100 year PML as a % of capital and shareholder’s equity is based on United States Hurricane PML. Transparent Risk Disclosure – July 1, 2015 Portfolio Peak Zone PML

20 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 2010 2011 2012 2013 2014 2015 United States Hurricane California Earthquake Europe Windstorm Japan Earthquake Japan Typhoon Net Probable Maximum Loss (1:100) by Zone and Peril Compared to Total Capitalization Substantial Capital Margin Above Risk Appetites 1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 2) Total capitalization equals total shareholder's equity less noncontrolling interest plus Senior Notes and Junior Subordinated Deferrable Debentures. 3) Consolidated (Validus Re and Talbot) estimated net loss 1:100 year PML as a % of capital as and shareholder’s equity. 4) All data points are as at January 1, except 2015 which is as at July 1. 1:100 PML Internal Risk Appetite

Realistic Disaster Scenarios

Estimated Exposures to Specified Loss Scenarios - As of January 1, 2015

(Expressed in millions of U.S. Dollars)

Consolidated (Validus Re and Talbot)

Type	Catastrophe Scenarios	Description		Estimated Consolidated (Validus Re and Talbot) Net Loss	% of latest 12 Months Consolidated Net Premiums Earned
Terrorism	Rockefeller Center	Midtown Manhattan suffers a 2-tonne conventional bomb blast	$	138.2	6.3%
Terrorism	Exchange Place	Lower Manhattan suffers a 2-tonne conventional bomb blast		49.9	2.3%
Marine	Marine collision in Prince William Sound	Fully laden tanker collides with a cruise vessel in Prince William Sound		83.4	3.8%
Marine	Major cruise vessel incident	US-owned cruise vessel sunk or severely damaged		85.8	3.9%
Marine	Loss of major complex	Total loss to all platforms and bridge links of a major oil complex		175.1	7.9%
Aviation	Aviation collision	Collision of two aircraft over a major city		118.5	5.4%
Satellite	Solar flare	Large single or sequence of proton flares results in loss to all satellites in synchronous orbit		22.7	1.0%
Satellite	Generic defect	Undetected defect in a number of operational satellites causing major loss		17.3	0.8%
Liability	Professional lines	Failure or collapse of a major corporation		22.9	1.0%
Liability	Professional lines	UK pensions mis-selling		16.6	0.8%
Political Risks	South East Asia	Chinese economy has a "hard landing" with sharp fall in growth rates; regional contagion		117.3	5.3%
Political Risks	Middle East	US and Iran escalate into military confrontation; regional contagion		23.5	1.1%
Political Risks	Russia	The Russian corporate sector struggles to deal with the effects of crashing commodity and stock prices		55.6	2.5%
Political Risks	Turkey	Severe economic crisis in Turkey due to political upheaval		44.4	2.0%
Political Risks	Nigeria	Severe economic, political and social crisis in Nigeria leads to widespread civil unrest		36.4	1.7%

VALIDUS GROUP

21

1) A full explanation and disclaimer is contained in the notes on non-GAAP and other financial and exposure measures found in the Appendix hereto.

22 Validus – Active Capital Management Expressed in millions of U.S. Dollars 1) Capital management actions of $3.40 billion is through July 27, 2015. Capital Management Inception to Date of $3.40 Billion • On Feb 3, 2015 Validus reset the common share repurchase authorization to $750.0 million • Increased quarterly dividend to $0.32 per share • Common share repurchases of $162.6 million through July 27, 2015 • Remaining authorization of $630.5 million 2015 Capital Management Actions 2,393.9 774.9 230.8 Share Repurchase Common Share Dividends Special Dividend

23 Investment Portfolio at June 30, 2015 • Total cash, restricted cash and invested assets of $8.26 billion – $6.97 billion excluding assets managed on behalf of our operating affiliates and cat bonds – Emphasis on the preservation of invested assets – Provision of sufficient liquidity for prompt payment of claims – Comprehensive portfolio disclosure • Average portfolio rating of AA- • Duration of 2.48 years • Q2 annualized investment yield: 2.03% (Q2 2014: 1.29%) 21.5% 17.6% 10.8% 9.9% 7.8% 6.2% 6.0% 5.8% 3.9% 3.9% 2.7% 1.8% 1.7% 0.4% 0% 5% 10% 15% 20% 25% Short term and cash U.S. corporate Other U.S. Govt. and Agency ABS Agency RMBS Non-U.S. corporate Bank loans State and local CMBS Non-U.S. Govt. and Agency Cat bonds Restriced cash Non-Agency RMBS

24 Gross Loss Reserves at June 30, 2015 • Gross reserves for losses and loss expenses of $3.19 billion • $2.81 billion net of reinsurance • Q2 notable loss, Pemex, of $48.1 million – Validus Re: $35.2 million – Talbot: $12.9 million • Favorable reserve development during Q2 2015: – Validus Re of $30.9 million – Talbot of $35.6 million – Western World of $4.2 million Favorable Reserve Development in $US Millions Validus Gross Reserve Mix 1) Favorable reserve development is expressed in millions of U.S. Dollars. 2) Notable loss is net of reinsurance but not net of reinstatement premiums. Total Pemex reinstatement premiums were $(0.4) million for the three months ended June 30, 2015. Case Reserves 42.4% IBNR Reserves 57.6% 205.4 252.2 55.6 84.6 83.6 70.7 $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 2013 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015

25 • International reinsurance and insurance business • Size and scale to compete effectively in targeted markets • Four distinct yet complementary operating segments • Focused on short-tail classes of reinsurance and insurance • Profitable in every year since inception • Short duration, highly liquid, conservative balance sheet • Transparent risk disclosure Conclusion – Continue to be Well Positioned for 2015 and Beyond

APPENDIX Investor Presentation

27 1.6% year over year decrease in gross premiums written (Decrease of 8.5% at Validus Re and 8.0% at AlphaCat and an increase of 0.9% at Talbot) 13.1% ROAE and 13.2% net operating ROAE 1) Validus diluted book value per share, operating income, operating EPS, managed gross premiums written and operating ROAE are non-GAAP financial measures. Please refer to notes on non-GAAP and other financial and exposure measures found in the Appendix hereto. 73.7% combined ratio (58.2% at Validus Re, 17.5% at AlphaCat, 87.8% at Talbot and 89.7% as Western World) Net income available to Validus of $481.3 million and diluted EPS of $5.08 Book value per diluted share of $39.66 12.8% growth (including dividends) in 2014 Full Year 2014 Financial Results Net operating income available to Validus of $486.5 million and diluted operating EPS of $5.14

28 Validus – 2014 Mix of Business 2014 Gross Premium Written - $2.6 Billion, Pro Forma for Western World 1) $2.6 billion consolidated gross premiums written is calculated using full year pro forma Western World gross premium written and is net of $75.8 million of intersegment eliminations. 2) On October 2, 2014, the Company acquired all of the outstanding capital stock of Western World Insurance Group, Inc. ("Western World"), a specialty lines insurance company. Western World results have been included in the Company's consolidated results from October 2, 2014. Specialty 26% Property Cat XOL 24% Marine 22% Other Property 18% Liability 10% Validus Re 42% Talbot 42% Western World 12% AlphaCat 4% By Operating SegmentBy Class of Business

29 Validus – Growth and Diversification Net Premiums Written in $US Millions – 2006 to 2014 1) 2014 net premiums written is calculated using full year pro forma Western World data. 477.1 633.3 624.8 672.6 1,038.1 963.8 987.4 1,016.3 954.9 285.2 613.5 715.7 723.0 795.9 850.0 865.8 909.6 75.7 21.6 146.5 130.8 292.9 $0.0 $500.0 $1,000.0 $1,500.0 $2,000.0 2006 2007 2008 2009 2010 2011 2012 2013 2014 Validus Re Talbot AlphaCat Western World

30 1) Source: SNL Financial and various SEC filings. 2) Book value per share calculation includes impact of quarterly and special dividends. 3) Prior period development (“PPD”) has been tax effected using average tax rate. From VR IPO Through December 31, 2014 Compound Growth in BVPS Versus Peers Excluding 2006 and Prior PPD 12.6% 11.9% 11.9% 11.3% 10.2% 10.2% 8.5% 7.8% 6.9% 6.9% 6.6% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% RE MRH VR ACGL AWH RNR AHL PRE ENH AGII AXS

31 Selected Market Information at August 5, 2015 Exchange / Ticker: Share Price: Primary Shares Outstanding: Primary Market Capitalization: Annual Dividend/Yield: NYSE / “VR” $47.20 82,755,657 $3.91 billion $1.28 per share (2.71%) 1) Validus increased its quarterly common share dividend to $0.32 from $0.30 on February 3, 2015.

32 Abbreviated Balance Sheets 1) A full explanation and disclaimer is contained in the note on non-GAAP financial and other measures found in the Appendix hereto. (Expressed in thousands of U.S. Dollars) December 31, 2013 December 31, 2014 June 30, 2015 Assets Fixed maturities $ 5,542,258 $ 5,532,731 $ 5,459,304 Short-term investments 787,714 1,051,074 1,338,051 Other investments 704,086 813,011 893,707 Cash and cash equivalents 734,148 577,240 433,710 Restricted cash 200,492 173,003 140,019 Total investments and cash 7,968,698 8,147,059 8,264,791 Goodwill and Intangible assets 126,800 322,821 320,850 Other assets 1,775,624 1,860,059 2,839,655 Total assets $ 9,871,122 $ 10,329,939 $ 11,425,296 Liabilities Reserve for losses and loss expenses $ 3,030,399 $ 3,234,394 $ 3,187,177 Unearned premiums 824,496 990,564 1,519,491 Other liabilities 500,078 520,424 384,902 Notes payable to operating affiliates 439,272 671,465 1,381,313 Senior notes payable 247,198 247,306 247,360 Debentures payable 541,416 539,277 538,032 Total liabilities $ 5,582,859 $ 6,203,430 $ 7,258,275 Redeemable noncontrolling interest 86,512 79,956 - Shareholders' equity Capital $ 1,694,085 $ 1,213,614 $ 1,103,037 Retained earnings 2,010,009 2,374,344 2,553,894 Total shareholders' equity available to Validus 3,704,094 3,587,958 3,656,931 Noncontrolling interest 497,657 458,595 510,090 Total shareholders' equity 4,201,751 4,046,553 4,167,021 Total liabilities, noncontrolling interests and shareholders' equity $ 9,871,122 $ 10,329,939 $ 11,425,296 Debt to capital ratio 4.9% 5.0% 5.0% Debt and hybrid to capital ratio 15.5% 16.0% 15.9% Investments and cash to equity 189.7% 201.3% 198.3%

Net Operating Income Reconciliation

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity

(Expressed in thousands of U.S. Dollars, except share and per share information)

	Three Months Ended		Year Ended	
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income available to Validus	$ 64,013	$ 153,367	$ 237,424	$ 315,755
Adjustments for:				
Net realized (gains) on investments	(2,244)	(7,858)	(6,413)	(11,598)
Change in net unrealized losses (gains) on investments	17,530	(45,427)	(54,674)	(101,120)
(Income) from investment affiliate	(284)	(779)	(3,060)	(6,127)
Foreign exchange losses (gains)	3,236	(3,158)	6,787	3,320
Other loss (income)	608	(424)	608	(6,217)
Transaction expenses (1)	-	3,252	-	-
Net income attributable to noncontrolling interest	15,488	33,211	50,511	75,216
Net operating income available to Validus	98,347	132,184	231,183	272,481
Less: Dividends and distributions declared on outstanding warrants	(1,081)	(1,552)	(2,486)	(3,104)
Net operating income available to Validus, adjusted	$ 97,266	$ 130,632	$ 228,697	$ 269,377
Net income per share available to Validus - diluted	$ 0.73	$ 1.61	$ 2.72	$ 3.27
Adjustments for:				
Net realized (gains) on investments	(0.03)	(0.08)	(0.07)	(0.12)
Change in net unrealized losses (gains) on investments	0.20	(0.48)	(0.63)	(1.05)
(Income) from investment affiliate	-	(0.01)	(0.04)	(0.06)
Foreign exchange losses (gains)	0.04	(0.03)	0.08	0.04
Other loss (income)	0.01	-	-	(0.07)
Transaction expenses (1)	-	0.03	-	0.03
Net income attributable to noncontrolling interest	0.18	0.35	0.58	0.78
Net operating income per share available to Validus - diluted	$ 1.13	$ 1.39	$ 2.64	$ 2.82
Weighted average number of common shares and common share equivalents	87,313,154	95,276,836	87,448,142	96,538,178
Average shareholders' equity available to Validus	3,670,020	3,713,085	3,642,666	3,710,088
Annualized net operating return on average equity	10.7%	14.2%	12.7%	14.7%

VALIDUS GROUP

1) The transaction expenses relate to costs incurred in connection with the acquisition of Western World Insurance Group, Inc. ("Western World"), which was completed on October 2, 2014. Western World results have been included in the Company's consolidated results from October 2, 2014. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

33

34 1) Weighted average exercise price for those warrants and stock options that have an exercise price lower than book value per share. 2) Using the "as-if-converted" method, assuming all proceeds received upon exercise of warrants and stock options will be retained by the Company and the resulting common shares from exercise remain outstanding. Diluted Book Value Per Share Reconciliation (Expressed in thousands of U.S. Dollars, except share and per share information) June 30, 2015 Equity amount Shares Exercise Price (1) Book value per share Total shareholders' equity available to Validus Book value per common share Total shareholders' equity available to Validus $ 3,656,931 83,295,795 $ 43.90 Tangible book value per common share $ 40.05 Book value per diluted common share Total shareholders' equity available to Validus $ 3,656,931 83,295,795 Assumed exercise of outstanding warrants 59,506 3,377,320 $ 17.62 Assumed exercise of outstanding stock options 3,040 119,377 $ 25.46 Unvested restricted shares - 2,980,925 Book value per diluted common share $ 3,719,477 89,773,417 $ 41.43 Adjustment for accumulated dividends 9.52 Diluted book value per common share plus accumulated dividends $ 50.95 Tangible book value per diluted common share $ 37.86

35 In presenting the Company’s results herein, management has included and discussed certain schedules containing underwriting income (loss), net operating income (loss) available (attributable) to Validus, annualized return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. We believe that these measures are important to investors and other interested parties. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. The underwriting results of an insurance or reinsurance company are often measured by reference to its underwriting income because underwriting income indicates the performance of the company’s core underwriting function. Underwriting income is reconciled to net income by the addition or subtraction of net investment income, other insurance related income (loss), finance expenses, transaction expenses, net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, income (loss) from investment affiliates, foreign exchange gains (losses) and other income (loss). Net operating income (loss) available (attributable) to Validus is calculated based on net income (loss) available (attributable) to Validus excluding net realized gains (losses), change in net unrealized gains (losses) on investments, income (loss) from investment affiliates, gains (losses) arising from translation of non-US$ denominated balances, other income (loss) and non-recurring items. Net income is the most directly comparable GAAP measure. Net operating income focuses on the underlying fundamentals of our operations without the influence of realized gains (losses) from the sale of investments, net unrealized gains (losses) on investments, translation of non-US$ currencies and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Diluted book value per share is calculated based on total shareholders’ equity plus the assumed proceeds from the exercise of outstanding stock options and warrants, divided by the sum of unvested restricted shares, stock options, warrants and share equivalents outstanding (assuming their exercise). Reconciliations to the most comparable GAAP measure for net operating income and diluted book value per share can be found on pages 33 and 34, respectively. Net loss estimates and zonal aggregates are before income tax, net of reinstatement premiums, and net of reinsurance and retrocessional recoveries. The estimates set forth herein are based on an Occurrence basis on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. In particular, modeled loss estimates do not necessarily accurately predict actual losses, and may significantly mis-estimate actual losses. Such estimates, therefore, should not be considered as a representation of actual losses. The Company has developed the estimates of losses expected from certain catastrophes for its portfolio of property, marine, workers’ compensation, and personal accident contracts using commercially available catastrophe models such as RMS, AIR and EQECAT, which are applied and adjusted by the Company. These estimates include assumptions regarding the location, size and magnitude of an event, the frequency of events, the construction type and damageability of property in a zone, policy terms and conditions and the cost of rebuilding property in a zone, among other assumptions. These assumptions will evolve following any actual event. Accordingly, if the estimates and assumptions that are entered into the risk model are incorrect, or if the risk model proves to be an inaccurate forecasting tool, the losses the Company might incur from an actual catastrophe could be materially higher than its expectation of losses generated from modeled catastrophe scenarios. In addition, many risks such as second-event covers, aggregate excess of loss, or attritional loss components cannot be fully evaluated using the vendor models. Further, there can be no assurance that such third party models are free of defects in the modeling logic or in the software code. Commencing in January 2012, the Company incorporated RMS version 11 as part of its vendor models. Notes on Non-GAAP and Other Financial and Exposure Measures

36 The Company has presented the Company Realistic Disaster Scenarios for non-natural catastrophe events. Twice yearly, Lloyds' syndicates, including the Company's Talbot Syndicate 1183, are required to provide details of their potential exposures to specific disaster scenarios. Lloyds' makes its updated Realistic Disaster Scenarios (RDS) guidance available to the market annually. The RDS scenario specification document for 2012 can be accessed at the RDS part of the Lloyd's public website: http://www.lloyds.com/The-Market/Tools-and-Resources/Research/Exposure-Management/Realistic-Disaster-Scenarios The Consolidated Net Premiums Earned used in the calculation represent the latest 12 months of net premiums earned up to June 30, 2015. The SNL Financial codes used on pages 6 and 7 are as follows: Common Equity – 3799, DBVPS – 134094, Dividends – 161. Modeling catastrophe threat scenarios is a complex exercise involving numerous variables and is inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses incurred by the Company to differ materially from those expressed above. Should an event occur, the modeled outcomes may prove inadequate, possibly materially so. This may occur for a number of reasons including, legal requirements, model deficiency, non-modeled risks or data inaccuracies. A modeled outcome of net loss from a single event also relies in significant part on the reinsurance and retrocession arrangements in place, or expected to be in place at the time of the analysis, and may change during the year. Modeled outcomes assume that the reinsurance and retrocession in place responds as expected with minimal reinsurance failure or dispute. Reinsurance is purchased to match the original exposure as far as possible, but it is possible for there to be a mismatch or gap in cover which could result in higher than modeled losses to the Company. In addition, many parts of the reinsurance program are purchased with limited reinstatements and, therefore, the number of claims or events which may be recovered from second or subsequent events is limited. It should also be noted that renewal dates of the reinsurance program do not necessarily coincide with those of the inwards business written. Where original business is not protected by risks attaching reinsurance or retrocession programs, the programs could expire resulting in an increase in the possible net loss retained by the Company. Investors should not rely on the information set forth in this presentation when considering an investment in the Company. The information contained in this presentation has not been audited nor has it been subject to independent verification. The estimates set forth herein speak only as of the date of this presentation and the Company undertakes no obligation to update or revise such information to reflect the occurrence of future events. The events presented reflect a specific set of prescribed calculations and do not necessarily reflect all events that may impact the Company. Notes on Non-GAAP and Other Financial and Exposure Measures – Continued

Street Address: 29 Richmond Road Pembroke, Bermuda Mailing Address: Suite 1790 48 Par-la-Ville Road Hamilton, Bermuda HM 11 Telephone: +1-441-278-9000 Email: investor.relations@validusholdings.com For more information on our company, products and management team please visit our website at: www.validusholdings.com